PROPP REALTY
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12600 W. Colfax Ave., Suite B-130
Lakewood, Colorado 80215
Tel: (303) 233-4000
Fax: (303) 233-3100

                            December 5, 1994



George Kast
Psychometric Systems
12600 W. Colfax Avenue
Suite C-500
Lakewood, Colorado 80215

SUBJECT:  Tenant Finish

Dear George,

Attached please find the amortization schedules for the tenant finish costs. The total increase per month is $559.93, making your rental payments for months five through twenty four $10,263.38 and months twenty five through sixty $14,519.29.

Please sign below as acknowledgement, retain one copy and return the other to this office. Your attention to this matter is appreciated.

                              Sincerely,



                              /s/ DARYLL PROPP
                              Daryll Propp

DP/mp
Attachments
HAND DELIVERED

ACKNOWLEDGEMENT:



/s/ GEORGE KAST                                 2/2/95
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George Kast - Psychometric Systems                  Date

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                                                          11-15-1994 Pg 1
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Compounding period . . . . . :     Monthly

Nominal annual rate. . . . . :      6.785   %
Effective annual rate. . . . :      7.000   %
Periodic rate. . . . . . . . :      0.5654  %
Equivalent daily rate. . . . :      0.01859 %

CASH FLOW DATA
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     Event          Date           Amount  Pt    Period       End-date
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1    Loan         11-01-94      21,000.00   1
2    Payment      12-01-94         438.55  56    Monthly      07-01-99

AMORTIZATION SCHEDULE - Normal amortization

Pmt       Date              Payment   Interest   Principal       Balance

Loan      11-01-1994                                           21,000.00
  1       12-01-1994         438.55     118.74      319.81     20,680.19
1994       totals            438.55     118.74      319.81

  2       01-01-1995         438.55     116.93      321.62     20,358.57
  3       02-01-1995         438.55     115.11      323.44     20,035.13
  4       03-01-1995         438.55     113.28      325.27     19,709.86
  5       04-01-1995         438.55     111.44      327.11     19,382.75
  6       05-01-1995         438.55     109.59      328.96     19,053.79
  7       06-01-1995         438.55     107.73      330.82     18,722.97
  8       07-01-1995         438.55     105.86      332.69     18,390.28
  9       08-01-1995         438.55     103.98      334.57     18,055.71
 10       09-01-1995         438.55     102.09      336.46     17,719.25
 11       10-01-1995         438.55     100.19      338.36     17,380.89
 12       11-01-1995         438.55      98.27      340.28     17,040.61
 13       12-01-1995         438.55      96.35      342.20     16,698.41
1995       totals          5,262.60   1,280.82    3,981.78

 14       01-01-1996         438.55      94.42      344.13     16,354.28
 15       02-01-1996         438.55      92.47      346.08     16,008.20
 16       03-01-1996         438.55      90.51      348.04     15,660.16
 17       04-01-1996         438.55      88.54      350.01     15,310.15
 18       05-01-1996         438.55      86.57      351.98     14,958.17
 19       06-01-1996         438.55      84.58      353.97     14,604.20
 20       07-01-1996         438.55      82.57      355.98     14,248.22
 21       08-01-1996         438.55      80.56      357.99     13,890.23
 22       09-01-1996         438.55      78.54      360.01     13,530.22
 23       10-01-1996         438.55      76.50      362.05     13,168.17
 24       11-01-1996         438.55      74.45      364.10     12,804.07
 25       12-01-1996         438.55      72.40      366.15     12,437.92
1996       totals          5,262.60   1,002.11    4,260.49

 26       01-01-1997         438.55      70.33      368.22     12,069.70
 27       02-01-1997         438.55      68.24      370.31     11,699.39

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                                                          11-15-1994 Pg 2
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Pmt       Date              Payment   Interest   Principal       Balance

 28       03-01-1997         438.55      66.15      372.40     11,326.99
 29       04-01-1997         438.55      64.04      374.51     10,952.48
 30       05-01-1997         438.55      61.93      376.62     10,575.86
 31       06-01-1997         438.55      59.80      378.75     10,197.11
 32       07-01-1997         438.55      57.66      380.89      9,816.22
 33       08-01-1997         438.55      55.50      383.05      9,433.17
 34       09-01-1997         438.55      53.34      385.21      9,047.96
 35       10-01-1997         438.55      51.16      387.39      8,660.57
 36       11-01-1997         438.55      48.97      389.58      8,270.99
 37       12-01-1997         438.55      46.77      391.78      7,879.21
1997       totals          5,262.60     703.89    4,558.71

 38       01-01-1998         438.55      44.55      394.00      7,485.21
 39       02-01-1998         438.55      42.32      396.23      7,088.98
 40       03-01-1998         438.55      40.08      398.47      6,690.51
 41       04-01-1998         438.55      37.83      400.72      6,289.79
 42       05-01-1998         438.55      35.56      402.99      5,886.80
 43       06-01-1998         438.55      33.28      405.27      5,481.53
 44       07-01-1998         438.55      30.99      407.56      5,073.97
 45       08-01-1998         438.55      28.69      409.86      4,664.11
 46       09-01-1998         438.55      26.37      412.18      4,251.93
 47       10-01-1998         438.55      24.04      414.51      3,837.42
 48       11-01-1998         438.55      21.70      416.85      3,420.57
 49       12-01-1998         438.55      19.34      419.21      3,001.36
1998       totals          5,262.60     384.75    4,877.85

 50       01-01-1999         438.55      16.97      421.58      2,579.78
 51       02-01-1999         438.55      14.59      423.96      2,155.82
 52       03-01-1999         438.55      12.19      426.36      1,729.46
 53       04-01-1999         438.55       9.78      428.77      1,300.69
 54       05-01-1999         438.55       7.35      431.20        869.49
 55       06-01-1999         438.55       4.92      433.63        435.86
 56       07-01-1999         438.55       2.69      435.86          0.00
1999       totals          3,069.85      68.49    3,001.36


Grand totals              24,558.80   3,558.80   21,000.00

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                                                          11-15-1994 Pg 1
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Compounding period . . . . . :     Monthly

Nominal annual rate. . . . . :     11.387   %
Effective annual rate. . . . :     12.000   %
Periodic rate. . . . . . . . :      0.9489  %
Equivalent daily rate. . . . :      0.03120 %

CASH FLOW DATA
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     Event          Date           Amount  Pt    Period       End-date
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1    Loan         11-01-94       5,254.00   1
2    Payment      12-01-94         121.38  56    Monthly      07-01-99

AMORTIZATION SCHEDULE - Normal amortization

Pmt       Date              Payment   Interest   Principal       Balance

Loan      11-01-1994                                            5,254.00
  1       12-01-1994         121.38      49.85       71.53      5,182.47
1994       totals            121.38      49.85       71.53

  2       01-01-1995         121.38      49.18       72.20      5,110.27
  3       02-01-1995         121.38      48.49       72.89      5,037.38
  4       03-01-1995         121.38      47.80       73.58      4,963.80
  5       04-01-1995         121.38      47.10       74.28      4,889.52
  6       05-01-1995         121.38      46.40       74.98      4,814.54
  7       06-01-1995         121.38      45.68       75.70      4,738.84
  8       07-01-1995         121.38      44.97       76.41      4,662.43
  9       08-01-1995         121.38      44.24       77.14      4,585.29
 10       09-01-1995         121.38      43.51       77.87      4,507.42
 11       10-01-1995         121.38      42.77       78.61      4,428.81
 12       11-01-1995         121.38      42.02       79.36      4,349.45
 13       12-01-1995         121.38      41.27       80.11      4,269.34
1995       totals          1,456.56     543.43      913.13

 14       01-01-1996         121.38      40.51       80.87      4,188.47
 15       02-01-1996         121.38      39.74       81.64      4,106.83
 16       03-01-1996         121.38      38.97       82.41      4,024.42
 17       04-01-1996         121.38      38.19       83.19      3,941.23
 18       05-01-1996         121.38      37.40       83.98      3,857.25
 19       06-01-1996         121.38      36.60       84.78      3,772.47
 20       07-01-1996         121.38      35.80       85.58      3,686.89
 21       08-01-1996         121.38      34.98       86.40      3,600.49
 22       09-01-1996         121.38      34.16       87.22      3,513.27
 23       10-01-1996         121.38      33.34       88.04      3,425.23
 24       11-01-1996         121.38      32.50       88.88      3,336.35
 25       12-01-1996         121.38      31.66       89.72      3,246.63
1996       totals          1,456.56     433.85    1,022.71

 26       01-01-1997         121.38      30.81       90.57      3,156.06
 27       02-01-1997         121.38      29.95       91.43      3,064.63

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                                                          11-15-1994 Pg 2
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Pmt       Date              Payment   Interest   Principal       Balance

 28       03-01-1997         121.38      29.08       92.30      2,972.33
 29       04-01-1997         121.38      28.20       93.18      2,879.15
 30       05-01-1997         121.38      27.32       94.06      2,785.09
 31       06-01-1997         121.38      26.43       94.95      2,690.14
 32       07-01-1997         121.38      25.53       95.85      2,594.29
 33       08-01-1997         121.38      24.62       96.76      2,497.53
 34       09-01-1997         121.38      23.70       97.68      2,399.85
 35       10-01-1997         121.38      22.77       98.61      2,301.24
 36       11-01-1997         121.38      21.84       99.54      2,201.70
 37       12-01-1997         121.38      20.89      100.49      2,101.21
1997       totals          1,456.56     311.14    1,145.42

 38       01-01-1998         121.38      19.94      101.44      1,999.77
 39       02-01-1998         121.38      18.98      102.40      1,897.37
 40       03-01-1998         121.38      18.00      103.38      1,793.99
 41       04-01-1998         121.38      17.02      104.36      1,689.63
 42       05-01-1998         121.38      16.03      105.35      1,584.28
 43       06-01-1998         121.38      15.03      106.35      1,477.93
 44       07-01-1998         121.38      14.02      107.36      1,370.57
 45       08-01-1998         121.38      13.01      108.37      1,262.20
 46       09-01-1998         121.38      11.98      109.40      1,152.80
 47       10-01-1998         121.38      10.94      110.44      1,042.36
 48       11-01-1998         121.38       9.89      111.49        930.87
 49       12-01-1998         121.38       8.83      112.55        818.32
1998       totals          1,456.56     173.67    1,282.89

 50       01-01-1999         121.38       7.76      113.62        704.70
 51       02-01-1999         121.38       6.69      114.69        590.01
 52       03-01-1999         121.38       5.60      115.78        474.23
 53       04-01-1999         121.38       4.50      116.88        357.35
 54       05-01-1999         121.38       3.39      117.99        239.36
 55       06-01-1999         121.38       2.27      119.11        120.25
 56       07-01-1999         121.38       1.13      120.25          0.00
1999       totals            849.66      31.34      818.32


Grand totals               6,797.28   1,543.28    5,254.00

                              OFFICE LEASE

     1. THIS INDENTURE OF LEASE WITNESSETH, that GOLDEN HILL PARTNERSHIP, hereinafter called the Landlord, does hereby demise and lease unto PSYCHOMETRIC SYSTEMS, hereinafter called the Tenant, the premises known and described as 12600 W. COLFAX AVENUE SUITE C-500 (12,257 R.S.F.) LAKEWOOD, COLORADO 80215 ("Demised Premises") situated in the GOLDEN HILL OFFICE CENTRE, beginning on the 1ST day of NOVEMBER, 1994, and terminating on the 31ST day of OCTOBER, 1999, unless the term shall be sooner terminated as hereinafter provided.

     2. IN CONSIDERATION OF said demise, the Tenant agrees to pay the Landlord as rent for said premises for the full term aforesaid the total sum of $696,606.20 payable as follows: MONTHS ONE THROUGH FOUR ARE RENT FREE. MONTHS FIVE THROUGH TWENTY FOUR MONTHLY RENT IS $9,703.45. MONTHS TWENTY FIVE THROUGH SIXTY MONTHLY RENT IS $13,959.36. THIS IS A FULL SERVICE LEASE WITH NO PASS THROUGHS OR CONSUMER PRICE INDEX INCREASE. NO ADDITIONAL DEPOSIT IS REQUIRED.

     3.   SERVICES.  The Landlord agrees, during the period of this lease:
To heat the demised premises whenever necessary during reasonable business hours of customary heating season. To provide janitor and elevator service as determined by Landlord for the demised premises. To provide electric current for all lighting, customary for miscellaneous office equipment, and normal office purposes required by Tenant, together with electric bulbs for lamps for lighting the demised premises, which bulbs Landlord shall renew as necessary. In case Tenant requires electric energy for signs, photostat machines, or any other like equipment not part of its normal office operation, such electrical energy shall be furnished by Landlord, and the rental payable hereunder shall be increased by an amount equivalent to the sum paid by the Landlord for such additional energy to the utility supplying electric services for said building. Unless a flat rate can be mutually agreed upon between the parties hereto, the additional rental shall be determined by measuring through metering equipment furnished and installed by the Tenant the additional electrical energy so required by Tenant and computing the cost thereof at the average rate charged Landlord by said utility company for current supplied to said building. To cause public halls to be lighted during the time and the manner customary in said building. Tenant agrees that Landlord shall not be held liable for failure to supply such heating, janitor, elevator, lighting or other services, or any of them, when such failure is not due to gross negligence on its part, it being understood that Landlord reserves the right to temporarily discontinue such services, or any of them, at such times as may be necessary by reason of accident, repairs, alterations or improvements, or whenever, by reason of strikes, lockouts, riots, acts of God, governmental regulations, or any other happening, Landlord is unable to furnish such services.

     Tenant agrees that if any payment of rent as herein provided shall remain unpaid for more than five days after the same shall become due, Landlord may, without notice to Tenant, discontinue furnishing lighting, heating and janitor services, or any of them, until all arrears of rent shall have first been paid and discharged, and that Landlord shall not be liable for damages, and that such action shall in no way operate to release Tenant from the obligations hereunder.


     4. CHARACTER OF OCCUPANCY. Tenant agrees to use and occupy the demised premises in a careful, safe and proper manner, and only for the purpose of GENERAL OFFICE USE and to pay on demand for any damage to the premises caused by the misuse of same by Tenant or his agents or employees; Tenant will not use or permit the demised premise to be used for any purposes prohibited by the laws of the United States or the State of Colorado, or any of the ordinances of the City and County of Jefferson. Tenant will not use or keep any substance or material in or about the demised premises which may violate or endanger the validity of the insurance on said building or increase the hazard of the risk, or which may prove offensive or annoying to other tenants of the building. Tenant will not permit any nuisance to be committed in the demised premises.


     5. ALTERATIONS. The Landlord, its agents and servants, shall have the right at any time to enter the demised premises to examine and inspect the same, or to make such repairs, additions or alterations as it may deem necessary or proper for the safety, improvement or preservation thereof, and shall at all times have the right, at is election, to make such alterations or changes to other portions of said building as it may from time to time deem necessary and desirable. However, the Tenant agrees not to call upon the Landlord for any disbursements or outlay of money upon said demised premises for decorating, redecorating.

     Tenant shall make no alterations in, or additions to the demised premises without first obtaining the written consent of Landlord, and all additions or improvements made by the Tenant (except only unattached office furniture, fixtures and equipment) shall be deemed a part of the real estate and permanent structure thereon and shall remain upon and be surrendered with said premises as a part thereof at the end of the said term, by lapse of time, or otherwise. Prior to tenant undertaking any alterations or additions to the Demised Premises, Tenant shall post the appropriate notices, as required by Law, so as to exclude and/or protect Landlord and/or the Building from the filing of any mechanic's liens.


     6. SUBLETTING. Tenant agrees not to sublet the demised premises, or any part thereof, nor assign this lease, or any interest therein, without the written consent of the Landlord first had and obtained. LANDLORD AGREES NOT TO WITHHOLD SUCH CONSENT UNREASONABLY.


     7. INSOLVENCY. No assignment for the benefit of creditors or by operation of law shall be effective to transfer any rights under this lease to any assignee without the written consent of the Landlord first having been obtained.

     It is further agreed between the parties hereto that, if Tenant shall be declared insolvent or bankrupt, or if any assignment of Tenant's property shall be made for the benefit of creditors or otherwise, or if Tenant's leasehold interest herein shall be levied upon under execution, or seized by virtue of any writ of any Court of law, or a Trustee in Bankruptcy or a Receiver be appointed for the property of Tenant, ("involuntary breach") whether under the operation of State or Federal statutes, then and in any such case, Landlord may, at its option, immediately, with or without notice (notice being expressly waived) terminate this lease and immediately retake possession of said premises, using such force as may be necessary, without being guilty of any manner of trespass or forcible entry or detainer, and without the same working any forfeiture of the obligations of Tenant hereunder. In such event the Lessor shall be deemed to have a provable claim in bankruptcy or receivership in an amount equal to (1) the then accrued and unpaid rent plus, (2) an amount equal to the sum of the last nine (9) monthly installments of the rental provided for herein, which sum is fixed, not as a penalty, but as liquidated damages by the parties hereto because the actual damages incurred by Landlord as a result of the involuntary breach would be difficult to ascertain.


     8.   BREACH.
     A. The Tenant agrees to observe and perform the conditions and agreements herein set forth to be observed and performed by the Tenant, and further agrees that if default be made by the Tenant in the payment of said rent, or any part thereof, or if the Tenant shall fail to observe or perform any of said conditions or agreements, and such default shall continue for a period of five days,* then and in that event, and as often as the

*AFTER WRITTEN NOTICE
same may happen, it shall be lawful for the Landlord, at its election, with or without legal proceeding, using such force as may be necessary and without notice, may, re-enter and take possession of the Demised Premises, including all improvements, fixtures and equipment located at, in, or about the Demised Premises and take, operate, or relet same, in whole or in part, for the account of Lessee at such rental, on such conditions, and to such tenant(s) as Landlord in good faith may deem proper. Landlord shall receive all proceeds and/or rentals accruing from such operation or reletting and shall apply such proceeds and/or rentals, first, to the payment of all costs and expenses incurred by Landlord in obtaining possession and in the operation or reletting of the Demised Premises, fixtures, or equipment, including, but not limited to, reasonable attorney's fees, commissions, and collection fees, and any alternations or repairs reasonably necessary to enable Landlord to operate or relet the Demised Premises, fixtures, or equipment; second, to the payment of all such amounts due or becoming due from Tenant under the provisions of this Lease Agreement.

     B. REPOSSESSION OR RELETTING NOT A TERMINATION. Landlord's Right To Terminate Not Forfeited. No re-entry, repossession, operation, or reletting of the Demised Premises or the fixtures and equipment therein or thereon shall be construed as an election by Landlord to terminate this Lease Agreement unless or until a written notice of such intention is given by Landlord to Tenant. Notwithstanding any such operation or reletting without terminating this Lease Agreement, Landlord may at any time thereafter elect to terminate said Lease Agreement.

     C. TENANT'S OBLIGATION TO PAY DEFICIENCIES. In the event the proceeds or rentals received by Landlord pursuant to this Paragraph 8 are insufficient to pay all costs and expenses incurred by Landlord and all amounts due and becoming due under this Lease Agreement, Tenant shall pay to Landlord, on demand, any such deficiency as may from time to time occur or exist.

     D. LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES AT TENANT'S EXPENSE. Notwithstanding any notice provisions contained in the Lease Agreement to the contrary, if, in the judgment of Landlord, the continuance of any default by tenant, other than default in the payment of money, for the full notice period otherwise provided herein will jeopardize the Demised Premises, the Building, or the rights of Landlord or other tenants, Landlord may, without notice, elect to perform or cure, at the expense of Tenant, those acts in respect of which tenant is in default and Tenant shall, within ten (10) days following receipt of written notice of same, reimburse Landlord for all costs and expenses incurred by Landlord, together with interest thereon at the rate of eighteen percent (18%) per annum until paid in full.

     E. LANDLORD'S RIGHT TO TERMINATE LEASE. In the event of Tenant's default as provided in this Paragraph 8, Landlord may, at its option, without further notice, terminate this Lease Agreement and pay any and all interest of Tenant hereunder, and may thereupon immediately reenter and take possession of the Demised Premises.

     F. LANDLORD'S RIGHT ON TERMINATION TO RECOVER AMOUNT EQUAL TO RENT RESERVED. If this Lease Agreement is terminated by Landlord on account of any default by Tenant, Landlord shall be entitled to recover as damages from Tenant, at the time of such termination, along with any and all other damages to which it is entitled, the excess, if any, of the amount of rent provided herein for the balance of the term hereof over the then reasonable rental value of the Demised Premises for the same period. It is agreed that the "reasonable rental value" shall be the amount of rental which Landlord can obtain as rent for the remaining balance of this term.

     G. LANDLORD'S REMEDIES CUMULATIVE. Landlord shall have the right to seek all remedies provided in this Lease Agreement and by the governing law. Each and all of the remedies provided Landlord in this Lease Agreement or by law shall be cumulative, and the exercise of one right or remedy by Landlord shall not impair its right to exercise any other right or remedy.

     H. TENANT'S WAIVER OF CLAIMS AGAINST LANDLORD. Tenant hereby waives all claim or demand for damages that may be caused by Landlord's re-entering and taking possession of the Demised Premises as provided in this Paragraph 8, including, but not limited to, damages resulting from the destruction of or damage to the Demised Premises and damages resulting from loss or injury to property in or on the Demised Premises at the time of such re-entry belonging to Tenant or any other person, firm or corporation.


     9. REMOVAL OF TENANT'S PROPERTY. If the Tenant shall fail to remove all effects from said premises upon the abandonment or upon the termination of the lease for any cause whatsoever, the Landlord, at its option, may remove the same in any manner that it shall choose, and store the said effects without liability to the Tenant for loss thereof, and the Tenant agrees to pay the Landlord on demand any and all expenses incurred in such removal, including court costs and attorney's fees and storage charges on such effects for any length of time the same shall be in the Landlord's possession or the Landlord, at its option, without notice, may sell said effects, or any of the same, at private sale and without legal process, for such prices as the Landlord may obtain, and apply the proceeds of such sale upon any amounts due under this lease from the Tenant to the Landlord and upon the expense incident to the removal and sale of said effects, rendering the surplus, if any, to the Tenant.

     10. LOSS OR DAMAGE TO TENANT'S PROPERTY. All personal property of any kind or description whatsoever in the demised premises shall be at the Tenant's sole risk, and the Landlord shall not be held liable for any damage done to or loss of such personal property, or for damage or loss suffered by the business or occupation of the Tenant arising from any act or neglect of co-tenants or other occupants of the building, or of their employees or the employees of the Landlord or of other persons, or from bursting, overflowing or leaking of water, sewer or steam pipes, or from heating or plumbing fixtures, or from electric wires, or from gases, or odors, or other causes in any other manner whatsoever, except in the case of willful neglect on the part of the Landlord.


     11. SURRENDER OF POSSESSION. The Tenant agrees to deliver up and surrender to the Landlord possession of said premises at the expiration or termination of this lease, by lapse of time or otherwise, in as good repair as when the Tenant obtained the same at the commencement of said term, excepting only ordinary wear and decay, or damage by the elements, (occurring without the fault of the Tenant or other persons permitted by the Tenant to occupy or enter the demised premises or any part thereof), or by act of God, or by insurrection, riot, invasion or commotion, or of military or usurped power.


     12. FIRE OR OTHER CASUALTY. That if, during the term of this lease the said premises or the building shall be so damaged by fire or other casualty, not arising from the fault or negligence of the Tenant or anyone in his employ, so that the said premises shall thereby be rendered unfit for use or occupation, then, and in such case the rent herein reserved, or a just and proportionate part thereof, according to the nature and extent of the damage which has been sustained, shall be abated until said premises shall have been duly repaired and restored. If within 120 days of said casualty, the Landlord,* in its sole discretion, determines the Demised Premises or the Building are damaged to such an extent that the cost of reconstruction would be impracticable, the Landlord shall, on thirty (30) days notice, have the right to cancel this lease and end the term hereof. In case of such cancellation the rent, and any other moneys due and owing to the Landlord shall be paid by the Tenant up to the date the Tenant vacates and delivers full possession and the keys of said premises, and all further obligations upon the part of either party hereto, shall cease and the estate hereby created shall thereupon terminate.

*OR TENANT

     In the event that any question shall arise between the Landlord and the Tenant as to whether or not repairs shall have been made with reasonable diligence, due allowance shall be made for any delay which may arise in connection with the adjustment of the fire insurance and loss, and for any delay arising out of inability to obtain materials and what are commonly known as "labor trouble".


     13. AVAILABILITY OF PREMISES AND ACCEPTANCE. That, if for any reason the said premises shall not be ready or available for occupancy on the date specified herein, this lease shall nevertheless continue in full force and effect and the Tenant shall have no right to rescind, cancel or terminate the same and the Landlord shall not be liable for damages, if any, sustained by the said Tenant on account of failure to obtain possession at the date specified for commencement of the term herein and in such event the rent for the said premises shall not commence until the said Tenant is notified that said premises are available and ready for occupancy, and the date specified in the notification shall be used for the beginning of the term of this lease. That the Tenant acknowledges that he has examined the demised premises and appurtenances, and the taking of possession of said premises by the Tenant shall be conclusive evidence, as against the Tenant that the said premises and appurtenance were in good and satisfactory condition when possession of the same were taken.


     14. ENCUMBRANCES. That this lease is subject and subordinate to the lien of any trust deeds or mortgages now on, or which at any time may be made a lien upon the premises, or the building in which the demised premises are situate, and to all advances made or hereafter to be made upon the security thereof. The Tenant agrees to execute and deliver upon request such further instrument or instruments subordinating this lease to the lien of any such trust deeds or mortgages as shall be desired by any mortgage or proposed mortgage. That the Tenant hereby appoints the Landlord his attorney-in-fact irrevocably, to execute, acknowledge and deliver any such instrument or instruments for the Tenant, as the Landlord may deem necessary. Further, said Lease shall not take effect until approved by the beneficiary of said mortgage or deed of trust.


     15. PAYMENTS AFTER TERMINATION. No payments of money by the Tenant to the Landlord, after the giving of notice of termination or demand for possession by the Landlord to the Tenant, shall reinstate, continue or extend the term of this lease or affect any notice given to the Tenant prior to the payment of such money, it being agreed that after the service of notice or the commencement of a suit or after judgment granting the Landlord possession of said premises, the Landlord may receive and collect any sums of rent due, or any other sums of money due under the terms of this lease, and the payment of such sums of money, whether as rent or otherwise, shall not waive said notice, or in any manner affect any pending suit or any judgment theretofore obtained.


     16. HOLDING AFTER TERMINATION. If the Tenant retains possession of the premises, or any part thereof, after the termination of this lease by lapse of time or otherwise, the Tenant shall pay to the Landlord rent at 1 and 1/2 times the rate of rental specified in this lease for the time the Tenant thus remains in possession. If the Tenant remains in possession of the premises, or any part thereof, after the termination of the term by lapse of time or otherwise, the Landlord may thereafter terminate the tenancy immediately and without notice. The provisions of this Article do not waive the Landlord's right of re-entry or any other right under this lease.


     17. NOTICES. That any notice by the Landlord to the Tenant shall be deemed to be duly given, if in writing and hand delivered to the Tenant in person, by handing said notice to anyone at the Demised Premises, or posted on the Demised Premises, or sent by registered or certified mail, deposited in any general branch post office, enclosed in a prepaid envelope addressed to the Tenant at the address of the demised premises. Any notice by the Tenant to the Landlord shall be in writing and deemed to be duly given if mailed by registered or certified mail, return receipt requested deposited in any general, branch post office, enclosed in a prepaid envelope addressed to 12600 W. Colfax Ave., Suite B-130, Lakewood, Colorado 80215.


     18. CHANGE IN OR ABOUT PREMISES. That, in the event the demised premises, or any part thereof, shall be taken and condemned for public purposes by the proper authorities, then and in that event the rental shall be adjusted in a fair and appropriate manner depending upon the portion of the demised premises so taken. Otherwise, insofar as the remainder of the demised premises are concerned, the said lease shall remain in full force and effect, at the option of the Landlord.* It is further agreed that in the event of condemnation proceedings, the Tenant shall have no claim against the Landlord other than the adjustment of rent as hereinbefore mentioned, and any award made shall be the sole property of the Landlord.

*OR TENANT

     19. LATE CHARGES. If the Tenant shall fail to pay the rental as provided herein within ten days of due date as stipulated herein, the Tenant agrees to pay an additional sum of 5% for each monthly rental payment so in default to defray the additional bookkeeping and collection costs, in addition to the payment of any other costs incurred by the Landlord as provided herein.


     20. ATTORNEYS FEES AND COSTS. The Tenant shall pay all attorney's fees and expenses of the Landlord incurred to enforce any of the obligations of the Tenant under this Lease, or in any litigation or negotiation, in which the Landlord shall, without its fault, become involved, through, or on account of, the Tenant, his guests, servants or employees.


     21. NOTICE OF TERMINATION. That in consideration of the rate of rental as provided herein, time being the essence hereof, the Tenant hereby agrees, at least sixty (60) days prior to the expiration of the terms hereof, to give written notice to the Landlord of his intention to surrender possession and vacate the demised premises during the final sixty
(60) day period of this lease, and failing to do so, the Tenant shall be liable for and agrees to pay, upon request, an amount equal to two (2) months rental as liquidated damages, and the Tenant agrees that said sum is reasonable and shall not be considered as a penalty.

     Nothing herein contained shall be deemed to require Landlord to extend the terms of this Lease with Tenant or to enter into a new Lease with Tenant unless mutually agreed-upon terms are negotiated and evidenced by a written document signed by all parties hereto.


     22. RULES AND REGULATIONS. It is further agreed that the rules and regulations attached hereto shall be and are hereby made a part of this Lease, and the Tenant agrees that the employees and agents, or any others permitted by the Tenant to occupy or enter said premises, will at all times abide by said rules and that a default in the performance and observance thereof shall operate the same as any other defaults herein. Said rules and regulations may be amended from time to time by Landlord and shall be binding upon Tenant upon Tenant receiving notice of the same.

     23. TENANT IMPROVEMENTS. Notwithstanding anything herein contained to the contrary, it is specifically understood and agreed that the Landlord herein does not authorize the Tenant to make any additions, repairs or replacements to the demised premises without first obtaining the Landlord's written consent and satisfying the Landlord that the costs involved will be paid in full by the Tenant, so that no person, firm, or corporation shall be able to assert a lien against said property. Nothing herein contained shall relieve the Tenant to make repairs or replacements as provided in said lease.


     24. WAIVER. No waiver of any breach of any one or more of the conditions or covenants of this lease by the Landlord shall be deemed to imply or constitute a waiver of any succeeding or other breach hereunder.


     25. AMENDMENT OR MODIFICATION. The Tenant acknowledges and agrees that he has not relied upon any statements, representations, agreements or warranties, except such as are expressed herein, and that no amendment or modification of this lease shall be valid or binding unless expressed in writing and executed by the parties hereto in the same manner as the execution of this lease.


     26. GRAMMATICAL CHANGES. Whenever the words "Landlord" and "Tenant" are used in this indenture, they shall include Landlords and Tenants and shall apply to both men and women, companies, partnerships and corporations, and in reading said Lease the necessary grammatical changes required to make the provisions hereof mean and apply as aforesaid, shall be made in the same manner as though written into this lease.


     27. PARAGRAPH HEADINGS. That the head notes or paragraph headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this lease.


     28. DEMISED PREMISES MAINTENANCE. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenants shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any Tenant for any loss of property on the premises, however occurring, or for any damage done to the effects of any Tenant by the janitor or any other employee or any other person. Janitor service will be provided by Landlord five (5) nights per week except for legal holidays and shall include ordinary dusting and cleaning and shall not include cleaning of carpets or rugs, except normal vacuuming, nor moving of furniture and other special services. Janitor service will not be furnished on nights when rooms are occupied after 6:00 p.m. The janitor may at all times keep a passkey and shall be allowed admittance to the leased premises.


     29. BUILDING SERVICES. Landlord shall furnish heating and air conditioning during the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday except for legal holidays. In the event Tenant requires heating and air conditioning during off hours, weekends and holidays, Landlord shall on notice provide such services at a rate to be agreed upon in writing with the Tenant prior to furnishing same. Landlord reserves the right to close and keep locked all entrance and exit doors of the building on weekends, legal holidays and on other days between the hours of 6:00 p.m. and 8:00 a.m. and during such further hours as Landlord may deem advisable for the adequate protection of said building and the property of its tenants.


     30. SECURITY DEPOSIT. Tenant has deposited with Landlord the sum of $*TRANSFER FROM PREVIOUS LEASE, for the full and faithful performance of every provision of this Lease to be performed by Tenant. If Tenant defaults with respect to any provision of this Lease, including but not limited to the provisions relating to the payment of rent, Landlord may use, apply or retain all or any part of this security deposit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is so used or applied, Tenant shall within five (5) days after written demand therefore deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount and Tenant's failure to do so shall be a material breach of this Lease. Said deposit shall not be considered as liquidated damages and if claims of Landlord exceed said deposit, Tenant shall remain liable for the balance of such claims. Landlord shall not be required to keep this security deposit separate from its general funds and Tenant shall not be entitled to interest on such deposit.

If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Tenant (or, at Landlord's option, to the last assignee to Tenant's interest hereunder) sixty (60) days after the expiration of the lease term and Tenant's vacation of the premises. In the event of termination of Landlord's interest in this Lease, Landlord shall transfer the deposit to Landlord's successor in interest whereupon Tenant agrees to release Landlord from liability for the return of such deposit or the accounting therefore.


     31. PARKING. Tenant shall have the non-exclusive right to use in common with Tenants within the building, their guests, invites and customers, 43 SURFACE PARKING, 5 COVERED PARKING passenger automobile parking space located in the parking lot adjacent to the building in which the demised premises are located for which the Landlord takes no responsibility in policing, but the Landlord reserves the right to promulgate such rules and regulations as it may deem necessary from time to time.


     32.  INSURANCE.

          A. Property: Tenant shall procure and maintain at all times during the term of this lease at its own cost, primary insurance coverage for all of Tenant's leasehold improvements and personal property in or about the demised premises of the building, in an amount not less than ninety percent (90%) of the replacement costs thereof, including broad form fire and extended casualty coverage, sprinkler leakage, vandalism and malicious mischief. Landlord shall be named as an additional insured and shall be entitled to recover thereunder for any loss occasioned to Landlord by reason of Tenant's negligence. Any proceeds shall be used for the repair or replacement of leasehold improvements damaged or destroyed during the term of this Lease. Each party for their insurers hereby waives all claims of subrogation if any, insurer has against the other party so long as both parties can grant such waivers under their insurance policies without payment of additional premiums.

          B. Liability: Tenant shall procure and maintain at its cost public liability insurance in amounts not less than $300,000/$500,000 with $100,000 property damage coverage and workmen's compensation insurance as required by law to protect Tenant's employees.

          C. Tenant shall deliver certificates evidencing all insurance to Landlord.

     33. SALE BY LANDLORD. In the event of a sale or conveyance by Landlord of the Building containing the demised premises, the same shall operate to release Landlord from any further liability upon any of the covenants or conditions, expressed or implied herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this lease. This lease shall not be affected by any such sale, and the Tenant agrees to attorn to the purchaser or assignee.


     34. RELOCATION. If the Premises are less than 3,000 rentable square feet, Tenant agrees that Landlord may relocate Tenant to other space in the Building containing at lease the same amount of rentable space as is contained in the Premises, provided that the rent is not increased above the amount payable hereunder and the costs of relocating Tenant, including the cost of altering the new space to make it comparable to the Premises, is borne by Landlord.


     35.  BUILDING FINISH ITEMS.

          A. Landlord will provide the following building standard finish to Tenant:

          1. DIRECTORY: One building standard directory strip will be provided by Landlord, along with hallway suite sign.

          2. WINDOW COVERINGS: Building standard blinds or drapes on exterior windows.

          3. AIR CONDITIONING: Landlord will provide building standard heating, ventilating and air conditioning system as well as a duct distribution system. However, Tenant will be responsible for all construction costs associated with changes to mechanical and electrical systems due to Tenant requirements which exceed or differ from building standards, or from office as is now existing.

          4. GENERAL: All of the items and finishes listed herein will conform to standard building specifications, as to color, quality, and quantity. In the event Tenant desires material of its choosing, different from the office as it now exists, or desires light fixtures, electrical outlets or telephone outlets or any other items, not already in the office, the cost of the same shall be borne by the Tenant. The cost of modifications of building standards for any item shall include the cost of architectural and engineering and the increased cost of construction.

          5. FIXTURES: It is further understood and agreed that any improvement made as aforesaid shall become a part of the property owned by the Landlord and be surrendered upon the termination of, or the expiration of, the term of said office lease, in good condition, ordinary wear and tear excepted.

          6. LIMITATIONS: It is further agreed that the Landlord shall not be called upon for any future expenditures on the demised premises during the term of said lease except as specifically provided in said office lease.

          B. Space Design: Landlord will provide, at no cost to Tenant, preliminary space planning and working drawing reflecting Tenant's building standard requirements. Tenant will be responsible for all architectural, mechanical and electrical engineering costs associated with Tenant's requirements which exceed or differ from building standard. Landlord will coordinate at no cost to the Tenant, the construction of Tenant's space with Landlord's contractor.

          C. Landlord shall advise Tenant, upon the execution of this Lease, of the estimated costs of any items required by Tenant beyond the limitations set forth above and the Tenant agrees to pay the Landlord 50% of the estimated costs upon the execution of said office lease. Landlord hereby acknowledges receipt of Tenant's share of such estimated costs in the sum of $-0-. Landlord may, within sixty days after Tenant's occupancy of the Demised Premises, render a final itemized statement to the Tenant and a bill for the balance of amounts due. Tenant agrees to pay in full, the balance of any such additional costs to the Landlord within thirty days of receipt of Landlord's bill and statement. In the event Tenant fails to pay the amount so billed within said thirty day period, Tenant agrees to pay any and all costs, including reasonable attorney's fees, incurred in collection of same or at Landlord's election, Tenant's failure to pay shall be deemed a breach of said lease and shall be grounds of termination thereof or such other remedies as may be available to Landlord under or by Law.

          D. It is specifically understood that the Landlord does not provide interior decorating services and all of such work shall be performed by others for the Tenant at the Tenant's sole costs and expense. All of Tenant's plan shall be submitted in accordance with the provisions of this Paragraph 37 and shall be deemed authorization by Tenant for Landlord to proceed with that portion of the work shown in Tenant plans which is to be performed by the Landlord in accordance with this Paragraph 37.

     36.  INDEMNIFICATION:

     A. TENANT'S INDEMNIFICATION OF LANDLORD. Tenant shall neither hold nor attempt to hold Landlord, its employees or agents liable for and Tenant shall defend, indemnify and hold Landlord, its employees and agents harmless from and against any and all claims, demands, causes of action, damages, liabilities, judgments, and reasonable attorney fees arising from: (i) any injury to or death of or damage to any person or property sustained or incurring in, on or about the premises, unless due to the gross negligence of Landlord, its agents or employees;
          (ii) any act, omission or negligence of its concessionaires, licenses, customers, invitees or guests; and (iii) any breach or default in the performance or observance of any obligation on Tenant's part to be performed or observed under this Lease. In the event any action or proceeding is brought against Landlord, its employees or agents by reason of any such claim, Tenant, upon notice from Landlord, shall defend such action or proceeding at Tenant's expense by counsel reasonably satisfactory to Landlord (but Landlord shall accept counsel provided by Tenant's insurance company defending such a claim).

     B. LANDLORD'S INDEMNIFICATION OF TENANT. Landlord shall neither hold nor attempt to hold Tenant, its employees or agents liable for and Landlord shall defend, indemnify and hold Tenant, its employees and agents harmless from and against any and all claims, demands, causes of action, damages, liabilities, judgments, and expenses and reasonable attorney fees arising from the gross negligent acts or omissions of the Landlord, its agents or employees with respect to: (i) any injury to or death of or damage to any person or property sustained or occurring in, on or about the common areas; (ii) any activity, work or thing done, permitted or suffered by Landlord in, on or about the common areas; and (iii) any breach or default in the performance or observance of any obligation on Landlord's part to be performed or observed under this Lease. In the event any action or proceeding is brought against Tenant, its employees or agents by reason of any such claim, Landlord, upon notice from Tenant, shall defend such action or proceeding at Landlord's expense by counsel reasonably satisfactory to Tenant (but Tenant shall accept counsel provided by Landlord's insurance company defending such a claim). The foregoing indemnity agreement shall not apply to damage or injury caused by the negligence or intentional acts of Tenants, its agents or employees and Landlord shall not be liable for any such damage or injury.

     C. In the event Tenant has a right to indemnification from Landlord, Tenant shall only be entitled to obtain compensation from the proceeds of the building in which the Demised Premises are located and except as set forth herein shall have no right to proceed against the Landlord or any of the partners of the Landlord.


     37. PERSONAL PROPERTY TAXES. Tenant shall pay, before delinquent, all taxes and charges levied, assessed, or imposed on Tenant's fixtures, equipment and all other personal property in and on the Demised Premises, whether or not affixed to the Real Property. Failure by Tenant to comply with this paragraph shall be, at Landlord's option, a breach of this Lease.


     38. REPLACEMENT LEASE. Upon request of Landlord or any mortgage holder, Tenant shall agree to execute an identical Lease in replacement of the then existing Lease between Tenant and Landlord in form for recording.

     In the event of enforcement by the Beneficiary of the Deed of Trust or the Trustee of the Deed of Trust (either shall be hereafter referred to herein as "successor in interest") of their remedies provided for under the Deed of Trust which is secured by this real property or by law, the Tenant, upon request of any successor in interest as a result of such enforcement, shall automatically become the tenant of said successor in interest, without change in the terms or other provisions of this Lease; provided, however, that said successor in interest shall not be bound by or liable for (i) any payment of rent or additional rent for more than one (1) month in advance, except prepayments in the nature of security of the performance by Tenant of its obligations under this Lease provided the successor in interest has received such security deposit from Landlord, (ii) any claim, offset or defense that had previously accrued to Tenant against Landlord, or (iii) any amendment of the Lease made without the consent of the successor in interest. Upon request by the successor in interest, Tenant shall execute and deliver an agreement confirming this attornment.


     39. TENANT FINISH. Tenant has elected to have abatement of four (4) months rent in leu of carpet, paint and tenant finish.


     40. SIGNAGE. Tenant may place name on monument sign with prior review and approval from Landlord.


     41. CANCELLATION. Tenant or Landlord may cancel this lease, in writing on or before October 1, 1994.


     Notwithstanding any provisions to the contrary herein set forth, unless this indenture of lease is executed by the Tenant hereinabove named and returned to PROPP REALTY, INC. on or before the 25TH day of SEPTEMBER, 1994, then this indenture of lease shall be null and void and have no binding effect.


          EXECUTED this 21ST day of SEPTEMBER, 1994.



                              GOLDEN HILL PARTNERSHIP



                              By /s/ DARYLL PROPP
                                ---------------------------------
                                Landlord Agent



                              By /s/ GEORGE A. KAST
                                ---------------------------------
                                Tenant

                          RULES AND REGULATIONS

     (1) The sidewalks, entries, passages, stairways shall not be obstructed by the Tenant, or the agents, or used by them for any purpose other than ingress and egress to and from their offices.

     (2) a. Furniture, equipment or supplies shall be moved in or out of the building only during such hours and in such manner as may be prescribed by the Landlord.
          b. No safe or article, the weight of which may constitute a hazard to the building or the equipment, shall be moved into the premises.
          c. Safes and other equipment, the weight of which is not excessive shall be moved into, from or about the building only during such hours and in such manner as shall be prescribed by the Landlord, and the Landlord shall have the right to designate the location of such articles in the space hereby demised.

     (3) The name of the Tenant shall not be placed upon any part of the premises except upon the hall suite sign of the demised premises and then only by such sign writers and of such size, form and color, as shall be first specified by the Landlord.

     (4) Water closets and other water fixtures shall not be used for any purpose other than that for which the same are intended, and any damage resulting to the same from misuse on the part of the Tenant, its agents or employees, shall be paid for by the Tenant. No person shall waste water by tying back or wedging the faucets, or in any other manner.

     (5) No animals shall be allowed in the offices, halls or corridors in the building.

     (6) Bicycles or other vehicles shall not be permitted in the offices, halls or corridors in the building, nor shall any obstruction of sidewalks or entrances of the building be permitted.

     (7) No person shall disturb the occupants of this or adjoining buildings or premises by the use of any television, radio or musical instrument or by the making of loud or improper noises.

     (8) The Tenant shall not allow anything to be placed on the outside window ledges of the building, nor shall anything be thrown by the Tenant, its agents or employees, out of the windows or doors, or down the courts, or skylights of the building.

     (9) No additional lock or locks shall be placed by the Tenant on any door in the building unless written consent of the Landlord shall first have been obtained. A reasonable number of keys to the demised premises and to the toilet rooms will be furnished by the Landlord, and neither the Tenant, the agents or employees, shall have any duplicate key made. At the termination of this tenancy, the Tenant shall promptly return to the Landlord all keys to offices, toilet rooms or vaults.

     (10) No awnings shall be placed over the windows except by the written consent of the Landlord.

     (11) The Tenant, before closing and leaving the demised premises at any time, shall close all windows in order to avoid possible damage from fire, storm, freezing or the elements.

     (12) The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited. Explosives or other articles deemed extra hazardous shall not be brought into the building.

     (13) The Tenant shall not mark upon, paint signs upon, cut drill into, or in any way deface the walls, ceiling, partitions or floors of the demised premises or of the building, and any defacement, damage or injury caused by the Tenant, its agents or employees, shall be paid for by the Tenant.

     (14) The Landlord shall at all times have the right, by its officers or agents, to enter the demised premises to inspect and examine the same and to show the same to persons wishing to lease, purchase or mortgage.

     (15) The Landlord reserves the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful and desirable for the safety, care and cleanliness of the premises and for the preservation of good order therein.

     (16) Tenant agrees to furnish at its cost and use chair pads under all chairs and stools in the carpeted areas of the building throughout the term of this lease unless the prior written consent of Landlord is obtained.

Attachment